DATED THIS 01 JUN 2020

BETWEEN

TOGL TECHNOLOGY SDN. BHD.
(COMPANY NO: 1248393-W)

AND

EOSTRE SDN. BHD.
(COMPANY NO: 1328516-T)

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# TENANCY AGREEMENT

| | | |
|---|---|---|
| Parcel | : | Level Basement 1 |
| Located At | : | Soho 2, Empire Damansara |

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**TENANCY AGREEMENT**

| | |
|---|---|
| **Parcel** | **: Level Basement 1** |
| **Located at** | **: Soho 2, Empire Damansara** |

**THIS AGREEMENT** is made on the day and year stated in **Section 1 of the Schedule** hereto between party whose name and description are in **Section 2 of the Schedule** hereto (therein after called the "Landlord") of the one part and the party whose name and description are stated in **Section 3 of the Schedule** hereto (hereinafter called the "Tenant") of the other part.

**WHEREAS:-**

A. The Landlord is the registered/beneficial proprietor of the property more particularly referred to and described in **Section 4 of the Schedule** (hereinafter referred to as the "Demised Premises").

B. The Landlord is desirous of letting and the Tenant is desirous of taking the Demised Premised together with furniture, fixtures and fittings as described in the Inventory hereto subjected to the terms and conditions hereinafter contained.

**NOW IT IS HEREBY AGREED** as follows: -

**1. DEFINITION**

In this Agreement, unless the contrary intention appears, the following words shall have the following meanings: -

(a) "**Business Hours**" means the hours between 10.00 a.m. to 7.00 p.m. on Mondays to Fridays including Public Holidays;

(b) "**Commencement Date**" as described in Schedule 5 hereto;

(c) "**Demised Premises**" has the meaning ascribed to it in Schedule 4 hereto;

(d) "**Landlord**" means as described in Schedule 2 hereto and includes its successors-in-title and assigns and where not repugnant to the context its servants and agents;

(e) "**Rent**" has the meaning ascribed to it in Clause 4;

(f) "**Service Charges**" means the sum payable as service charges in respect of all outgoings, costs and expenses of the Landlord now or hereafter properly and reasonably assessed, charged or chargeable or payable or otherwise incurred upon or in relation to the conduct, management and maintenance of the Demised Premises and includes the costs of electricity, payment of insurance premium on the Demised Premises excluding the assets of the Tenant, payment for electricity and water supplied and used in the Common Areas of the Demised Premises including the employment of personnel and other expenses incidental to the employment of personnel engaged in or about the provision of services and maintenance and upkeep of the Demised Premises in general;

(g) "**Tenancy**" has the meaning ascribed to it in Clause 2;

(h) "**Tenant**" means as described in Schedule 3 hereto and includes its successors-in-title, liens or personal representatives and where not repugnant to the context its servants and agents;

(i) Words importing the singular number shall include the plural and the masculine gender shall include the feminine or neuter gender and vice versa and words importing persons shall include companies;

(j) The headings and sub-headings to the Clauses of this Agreement are inserted for purposes of convenience only and shall not be deemed to be a part thereof or be taken into consideration in interpretation or construction thereof of this Agreement.

**2. TENANCY**

2.1 Subject to the Tenant having observed and performed the covenants and conditions referred to in Clause 4 and all other covenants and conditions herein, the Landlord shall grant and the Tenant shall take the tenancy of the Demised Premises for the term, commencing from the date and termination on the date stated in **Section 5(a), (b) and (c) respectively of the Schedule** hereto (the "**Term**").

**3. DEPOSIT**

3.1 The Tenant shall upon execution of this Agreement and prior to the occupation of the Demised Premises pay to the Landlord the Security Deposit stipulated in **Section 6 of the Schedule** hereto (receipt whereof the Landlord hereby acknowledges) as security for the due observance and performance by the Tenant of all his duties and obligations hereunder and on its part to be performed and fulfilled.

3.2 The Deposit shall be maintained at the figure herein stipulated throughout the term of the tenancy hereby created and shall not be deemed to be treated as payment of rent and so long as the Tenant shall duly observe and perform the Tenant's covenants and conditions herein contained, the Landlord shall within a reasonable time of the expiry or sooner determination of the term hereby created refund to the Tenant the Deposit free of interest less all costs and expenses (including the cost and expense of repairing any damages caused by the Tenant) and any sum or sums due and owing or payable by the Tenant to the Landlord hereunder

**4. RENT**

4.1 The monthly rental payable by the Tenant for the Demised Premises (which is inclusive of Service Charges) shall be as stipulated in Section 7 of the Schedule hereto, which shall be payable in advance by the seventh (7th) day of each month (where rent is due), free of all deductions (herein called the "**Rent**").

**5. UTILITY**

5.1 The Tenant shall upon the execution of this Agreement and prior to the occupation of the Demised Premises pay the Landlord the water, electricity and sewage deposits stipulated in **Section 8 of the Schedule** hereto (collectively as the "**Utility Deposits**").

5.2 The Utility Deposits shall be refunded free of interest to the Tenant upon the determination of the term hereby created less such sums as may be due and outstanding by the Tenant.

## 6. COVENANTS BY TENANT

### 6.1 Affirmative Covenants

The Tenant hereby covenants with the Landlord as follows:-

(a) To punctually pay the Rent reserved, the Deposit, and all other sums payable under this Agreement and/or in respect of the Demised Premises in the manner aforesaid;

(b) To pay as and when required by the Landlord an additional sum over and above the Rent hereby reserved in respect of any increase in municipal or other taxes or assessment or property tax or other impositions of a like nature by whatsoever name called levied and imposed upon or in respect of or attributed to the Demised Premises over and above the amount levied and imposed at the commencement of the Tenancy hereby granted, such additional sum shall be a sum proportionate to what the floor area of the Demised Premises;

(c) To pay all charges for electricity, water, telephone, sewerage and any other services supplied to or consumed separately on the Demised Premises during the term of the tenancy and to enter into separate contracts with the relevant authorities or corporation for the provision of these services. Photocopies of all bills and receipts paid for these during utilities to be posted or handed over to the Landlord on a monthly basis;

(d) At the expiration or sooner determination of this Agreement, to peaceably surrender and yield up unto the Landlord the whole of the Demised Premises and every part thereof in good and substantial repair, order and condition in all respects (having regard to their condition at the commencement of this Agreement) and clean and free from rubbish (damage by fire, flood, lightning, storm, tempest, act of God, war and reasonable wear and tear only excepted) and with all keys complete. If the Tenant shall fail to observe these covenants, the Landlord shall carry out necessary works and repairs to restore the Demised Premises to a state and condition acceptable to the Landlord and the costs incurred thereby shall be deducted from the Deposit. Should the Deposit be inadequate for this purpose, the Tenant shall pay to the Landlord, on demand, all sums due and owing;

(e) To place all debris, wastes, disposable items, garbage and rubbish securely wrapped in waterproof bags in the receptacles designated therefor;

(f) To keep the said Demised Premises, the flooring and interior plaster or other surface material or rendering on walls and ceilings and the Landlord's furniture, fixtures and fittings thereon including the doors, windows, glass shutters, locks, fastenings, electric wires, alarm system, installations and fittings for the light and power and other fixtures and additions as listed in the **Inventory** hereto together with any additions thereto in a good and tenantable repair and clean conditions and to replace or repair any of the aforesaid items and any part of the Demised Premises and the Landlord's fixtures and fittings which are damaged or broken due to malicious, negligent or careless acts or omissions of the Tenant, his agents, invitees or otherwise and further that if any damage is caused to the Landlord or to any person whomsoever directly or indirectly through the

said damaged condition or any part of the interior of the Demised Premises (including flooring, walls, ceilings, doors, windows and other Landlord's fixtures) the Tenant shall be wholly responsible therefore and shall fully indemnify the Landlord against such claims, demands, actions and legal proceedings whatsoever made upon the Landlord against such claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof. The Tenant hereby agrees to maintain the items in the Inventory in good working condition and make good any damage caused throughout the term of the tenancy and must be returned in good working condition to the Landlord. The Landlord will not repair and will not pay for any repairs to these items. The Tenant must remember the Personal Identification Number (PIN) of the alarm system and should the Tenant whether knowingly or unknowingly forgot the PIN number or the alarm, the Tenant would have to bear the cost of re-initializing the PIN of the alarm system. The furnishings, fixtures and fittings listed in the Inventory are provided on loan by the Landlord to the Tenant.

(g) To use the Demised Premises for the purpose stipulated in the **Section 9 of the Schedule** hereto and not to use or permit or suffer the use thereof for any other purpose Save and Except for the specific purposes herein stated and further not to do or permit or suffer anything to be done in and about the Demised Premises or any part thereof which may become a nuisance or cause damage or inconvenience to the Landlord or the Tenant or occupiers of neighbouring premises;

(h) To permit the Landlord and its agents with or without workmen and with or without appliances at all reasonable times and upon reasonable notice to enter upon the Demised Premises and to view the condition thereof and to take inventories of the Landlord's fixtures therein and to do structural or external repairs on the Demised Premises or to other portions of the Building of which they may form a part or to any contiguous building not conveniently accessible otherwise than from or through the Demised Premises, the Landlord may serve upon the Tenant notice in writing specifying any repairs or work necessary to be made to comply with the Tenant's covenants to repair herein contained and require the Tenant forthwith to execute such repairs or works or make such replacement and if the Tenant shall not within ten (10) days after service of such notice proceed diligently with the execution of such repairs or works or the making of such replacements then it shall be lawful for the Landlord to enter upon the Demised Premises and execute such repairs or works or make such replacement and the costs thereof shall be debt due from the Tenant to the Landlord and be forthwith recoverable by action such debt shall include the Landlord's surveyor's or architect's fees;

(i) Forthwith to repair and amend in a proper and workmanlike manner any defects in respect of the Demised Premises for which the Tenant is liable and of which written notice shall be given to the Tenant or left at the Demised Premises;

(j) Upon reasonable notice to permit the Landlord its agents with or without workmen and others to lay and fix in and lead through the Demised Premises all such wires, cables and ducts for electricity and air-conditioning installation and pipes for water, gas, waste and sewage as the Landlord may from time to time reasonable require to be laid and fixed in and lead through the Demised Premises and for the general purposes of repairing removing and replacing all or any of such wires, cables, ducts and pipes unless if such works may severely disrupt the operation of the Tenant, the Landlord shall consult the Tenant before such works are implemented;

(k) To keep clean the Demised Premises and be responsible for the locking and securing of the doors and windows of the Demised Premises at all times;

(l) To alter any window or other displays or merchandise immediately upon notice by the Landlord of its reasonable opinion that such displays or merchandise will impair the name, reputation or standing of the Building;

(m) To obtain and maintain at the Tenant's own expense all licences, permits, registration, approvals and other consents for the conduct of the permitted business;

(n) To observe and conform to all reasonable rules regulations and instructions as may from time to time be made by the Landlord or its duly authorised agents for the proper management of the Building and notified by the Landlord or its duly authorised agent to the Tenant;

(o) To cause all the employees, agents and invitees of the Tenant to conduct themselves so as to accord with the reasonable rules and regulations prescribed by the Landlord or its duly authorised agent for the proper management of the Building and in addition to ensure that such employees agents and invitees of the Tenant do not enter upon any part of the Building other than the Demised Premises and the common entrance and all hall ways leading thereto or to toilets or other facilities made available by the Landlord for the use of the Landlord's employees and or other tenants of the Building and their employees;

(p) To duly observe, comply and be bound with all such requirements as may be imposed on an occupier by any Ordinance, Act of Parliament, Enactment, By-Laws now or hereafter in force and any orders rules regulations or notice made thereunder;

(q) To be responsible for and to indemnify and save harmless the Landlord against and from all damage however caused occasioned to the Demised Premises or any other part of the Building or any adjacent or neighbouring premises or to any person caused by any act omission default or negligence of the Tenant or the employees, agents or licensees of the Tenant and to pay and make good to the Landlord all and every loss and damage whatsoever and however caused incurred or sustained by the Landlord as a consequence of any breach non-observance or non-performance of the Tenant's covenants herein this Agreement contained and to save harmless and indemnify the Landlord's estate and effects from and against all actions demands claims liabilities cost and expenses thereby arising;

(r) At any time during the three (3) calendar months immediately preceding the determination of the Term to permit intending tenants and others with authority from the Landlord or its duly authorised agents at all reasonable times of the day to enter upon and view the Demised Premises;

(s) At the expiration or earlier determination of the term hereby created to yield up the Demised Premises and all fixtures, fittings, fastenings or appertaining thereto in such good and tenantable repair as shall be in accordance with the covenants of the Tenant herein this Agreement contained and with all locks and keys complete or at the request of the Landlord to restore the Demised Premises to as near to its original state at the commencement of the tenancy hereby created as is possible;

(t) To redecorate and to repaint with at least two (2) coats of good quality emulsion paint all those parts of the Demised Premises as may be emulsion painted or painted as the case may be once in every three (3) years or during the last year of the Tenancy whichever shall be the sooner;

(u) To employ competent persons, a reliable firm or company acceptable to the Landlord to regularly clean the Demised Premises including the maintenance of the flooring;

(v) To keep the stock-in-trade and other fixtures belonging to the Tenant affixed to the Demised Premises insured against loss or damage by fire from time to time during the Term;

(w) To pay for the cost of replacing fluorescent tubes, electricity light bulbs and small light component fittings in the Demised Premises;

(x) To pay such deposits and parking fees from time to time imposed by the Landlord or any other party managing the car park for the use of the car park space(s) provided to the Tenant;

(y) To employ, at its own cost, its own cleaning contractor from the Landlord's panel of contractors to keep the Demised Premises clean and the Tenant shall ensure that the contractors shall comply with all reasonable directions, rules and regulations laid down by the Landlord from time to time;

(z) To take all reasonable precautions to keep the Demised Premises or any part thereof free of termites, rats, mice, cockroaches or any other pests or vermin and animals. The Landlord may require the Tenant to employ at the Tenant's cost such pest extermination contractors as the Landlord may nominate and at such reasonable intervals as the Landlord may direct;

(aa) To notify the Landlord by notice in writing one or more of the following events:-

(i) the alteration or change in the principles activities of the Tenant's business;

(ii) the alteration of the name of the business of the Tenant;

(iii) the assignment, transfer, sale, charge or otherwise disposal of the Tenant's business;

(bb) To take and maintain sufficient and adequate insurance coverage with reputable insurance companies covering the risks, inter alia, the Tenant's goods and property, the Landlord's Fixtures and Fittings, plate glasses, public liability, fire and any other claims in respect of any injuries caused to any employees, visitors or invitees or persons lawfully present in the Demised Premises. The Tenant shall submit copies of the aforesaid insurance policies to the Landlord and shall keep the Landlord notified in the event of cancellation or modification and renewal of the said policies of insurance. Provided always where necessary, the Landlord may at its discretion require the Tenant to increase the scope and amount of such insurance coverage;

(cc) To be responsible for the locking and securing of all doors and windows of the Demised Premises at all times.

**6.2 Negative Covenants**

The Tenant shall not at any time throughout the term hereby created: -

(a) Without the prior written consent of the Landlord such consent not to be unreasonably withheld use of the Demised Premises or any part thereof for any trade or business whatsoever other than that stated in **Section 9 of the Schedule**;

(b) Make or permit to be made any alterations structural or otherwise partitions in or additions to the Demised Premises or any part thereof or the Landlord's fixtures and fittings therein (and in particular not to make or permit to be made such alterations that will prevent the full and unrestricted use and benefit of the air-conditioning system to other parts of the Building adjoining the Demised Premises) without the prior written consent of the Landlord thereof such consent not to be unreasonable withheld and if such written consent is given the Tenant shall at the Tenant's own costs and expenses carry out such alterations or additions with such materials and in accordance with such designs as shall be prescribed by the Landlord's architect and approval by the Landlord and the Tenant shall at the Tenant's own costs and expenses obtain all such necessary planning and any other consents or approvals pursuant to the provisions of any written law, by-laws, rules, regulations order applicable thereto and shall comply with the conditions thereof and upon the expiry or earlier determination of the term hereby created the Tenant shall if requested by the Landlord restore the Demised Premises to its original state and condition at the commencement of the tenancy herein created at the cost and expense of the Tenant;

(c) Affix paint or otherwise exhibit on the exterior of the Demised Premises or the windows thereof or any part thereof any name plate, sign-board, placard, poster or advertisement or any flagstaff or other thing whatsoever or use the outer walls of the Demised Premises for the purpose of any public announcement or to exhibit anywhere in the Building any indication of business except a sign-board bearing the Tenant's business name in a form character and dimensions to be first approved by the Landlord in a position to be indicated and approved by the Landlord;

(d) Install any electrical sockets plugs power points without the prior written consent of the Landlord provided that such consent shall not be unreasonably withheld if the Tenant shall at the Tenant's own cost and expenses obtain such approval if necessary from the relevant authority and a certificate from a qualified electrical engineer or registered electrical contractor and the Landlord's architect that any installation of such electrical socket, plug, power point will not cause any overloading or cause damage to the power supply or any of the electrical installations in the Building;

(e) Assign, underlet or otherwise part with the actual or legal possession or use of the Demised Premises or any part thereof for any terms whatsoever without the prior written consent of the Landlord such consent not to be unreasonably withheld provided always that in the event of the Tenant assigning under-letting or otherwise parting with the actual or legal possession or use of the Demised Premises or any part thereof in contravention of the provisions of this paragraph then the Landlord may without prejudice to its rights under this Agreement collect from any assignee underlessee sub-tenant or other person in possession or occupation of the Demised Premises or any part thereof all such rent and other moneys payable in respect of the Demised Premises or any part thereof by such assignee underlessee sub-tenant or other person to the Tenant and PROVIDED FURTHER that such collection of rent and other moneys as aforesaid by the Landlord shall not be construed or deemed to be consent given or acceptance by the Landlord to or of any such person or persons as assignees, underlessees, sub-tenants or occupiers of the Demised Premises or any part thereof;

(f) Do or permit or suffer to be done anything whereby the policy or policies of insurance on the Demised Premises or on the Building against damage by fire or otherwise may become void or voidable or whereby the premium thereon may be increased and to make good all damage suffered by the Landlord and paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord in or about any renewal of such policy or policies of insurance rendered

necessary by a breach or non-observance of this covenant without prejudice to such other rights of the Landlord against the Tenant;

(g) Use the Demised Premises for any illegal or unlawful or immoral purpose and not to do or permit to be done any act or thing which may become a nuisance annoyance or give reasonable cause for complaint from any of the other tenants or occupiers of the Building or any other buildings or premises adjoining the Demised Premises or the Building;

(h) Use the Demised Premises or permit the same or any part thereof to be used as a laboratory or workshop or for cooking or the preparation of food nor permit or suffer anyone to sleep therein;

(i) Store or bring upon the Demised Premises or any part thereof arms, ammunition or unlawful goods, gun-powder kerosene or any other explosive or combustible substances whatsoever and not to place or leave in the entrances or stairways, passages or corridors of the Building or any part of the Land any boxes rubbish or refuse;

(j) Use the Demised Premises or any part thereof for carrying on any business which causes the accumulation of dirt, rubbish or debris of any sort in or outside the Demised Premises or which may cause an unreasonable amount of noise or which in the reasonable opinion of the Landlord is undesirable or unsuitable for the other tenants or occupiers of the Building;

(k) Not to open any windows except for the purpose of cleaning and save during a breakdown of the air-conditioning plant of the Building;

(l) Conduct or permit any sale by auction to be held in any part of the Demised Premises or the Building;

(m) Damage or deface or cause or permit any employees agent or invitee of the Tenant to damage or deface any part of the Demised Premises or the Building common passages, or lifts while moving any fixtures, equipment, fitting fixtures or any other things whatsoever or by any means whatsoever and forthwith to repair and make good or to pay to the Landlord on demand the costs of making good such damage or defacement;

(n) Use or cause or permit any employee, agent or invitee of the Tenant to use any lifts in the Building for the carriage or conveyance of any goods merchandise equipment or furniture save and except the goods or service lift reserved for such purposes and not to cause or permit to be caused any obstruction in the entrances vestibules, staircases, landings, corridors, passages and other common parts of the Building;

(o) Allow any food hawkers into the Demised Premises and or any part of the Building provided that the employees of the Tenant may be allowed to bring food into the Demised Premises for the purpose of personal consumption;

(p) Permit any vehicles including motorcycles, scooters, bicycles and any form of transport whether belonging to the Tenant or any of its employees, agents or invitees to be kept or parked in any part of the Building except in the spaces reserved or intended for such purposes and to exonerate the Landlord from all liability for the loss or damage of any vehicle parked therein and of any article in the said vehicles;

(q) Cause or Permit or suffer to be caused by its employees, agents or invitees any obstruction impeding or preventing access to or egress from the Building by the parking of motor vehicles including motorcycles, scooters, bicycles and any form of transport;

(r) Cause or permit or suffer to be caused by its employees, agents or invitees any obstruction upon any access road leading to the Building;

(s) Block up, darken, obstruct or obscure any of the windows and lights belonging to the Tenant or to the Landlord;

(t) Tout, solicit or procure any business or distribute any pamphlets, notices or advertising matter outside the Demised Premises or anywhere within the Building nor permit its agents, employees, invitees, contractors, licensees or sub-tenants to do the same;

(u) Hang, place or expose in any area of the Demised Premises or any other part of the Building so as to be visible from outside the Demised Premises or the Building, any items such as clothes, towels and linen.

## 7. LANDLORD'S COVENANTS

The Landlord hereby covenants with the Tenant as follows:-

(a) Except insofar as the same are contributable by the Tenant under the terms and conditions herein, to pay and discharge all existing and future rates, taxes, assessments and outgoings payable in respect of the Demised Premises;

(b) That Subject Always to the Tenant paying the Rent and performing and observing the other several terms and conditions herein contained the Tenant shall (save and except for the rights of the Landlord pursuant to Clause 6.1(h) hereof) peaceably hold and enjoy the Demised Premises and all the facilities available during the Tenancy without any interruption by the Landlord or any person claiming under or through or in trust for the Landlord save as specifically herein provided;

(c) To keep the roof main structure, lifts, air-conditioning plant, external walls, main drains and pipes and all common parts of the Building including entrances, car parks, staircases, landings, corridors, passages, lavatories and conveniences (unless such is the Tenant's responsibilities under Clause 6.1(i) hereof) in good repair including the repainting and redecorating of the same or any part thereof at such times and in such manner as the Landlord in its absolute discretion considers such to be necessary;

(d) So far as practicable but subject always as provided in Clause 7(c) and Clause 21 herein to provide lift services and air-conditioning services during Business Hours and electricity and water as is respectively attributable to the passages, corridors, lavatories and other parts of the Building used by the Tenant in common with others;

(e) Air-conditioning services may be provided to the Demised Premises on Sundays and public holidays or outside the Business Hours if specifically so requested by the Tenant and on payment by the Tenant of all charges incurred for electricity it so consumes and all other costs for operating

26 · 7

the necessary section of the air-conditioning plant in order to provide the additional air-conditioning service requested which charges shall be determined by the Landlord from time to time;

(f) At all times throughout the term hereby created to keep the Demised Premises insured against loss or damage by fire;

## 8. RIGHTS RESERVED TO THE LANDLORD

(a) Notwithstanding anything to the contrary, the Landlord shall have free and uninterrupted passage to the infrastructure, pipes, machine rooms, switch rooms, pump rooms, air handling unit (AHU) or any part of the Common Areas within or accessible through the Demised Premises and shall have the right to inspect and conduct any repairs, servicing and maintenance work through the same;

(b) Notwithstanding anything herein contained, the Landlord shall have the absolute discretion over the use or the Common Areas and any income derived therefrom shall be due to the Landlord solely and shall not be deemed to belong to the Tenant;

(c) The Landlord shall have the right at any time and from time to time to make, add, amend, cancel or suspend such reasonable rules and regulations in respect of the Demised Premises as in the reasonable judgement of the Landlord may from time to time be required for the management, safety, care or cleanliness of the Demised Premises or for the preservation of good order thereon or for the convenience of the Tenant, and all such rules and regulation shall bind the Tenant upon and from such date on which notice in writing thereof is given to it by the Landlord. If there shall be any inconsistency between the provisions of this Agreement and the provisions of such rules and regulations, the provisions of this Agreement shall prevail;

(d) The Landlord shall have the right to make such changes or deviation to the Demised Premises as may be required by the appropriate authorities or as may in the reasonable opinion of the Landlord's architects or consultants be deemed expedient or necessary and the Tenant shall have no claim against the Landlord for damages, costs or compensation in respect of any changes or deviations;

(e) Notwithstanding anything to the contrary herein contained the Landlord may whenever it deems necessary conduct or cause to be conducted fire drills or any other safety exercise and the Landlord shall be entitled to shut down or disconnect the air-conditioning, lift service and electricity supply or any other services and facilities that the Landlord shall deem necessary and the Landlord shall not be responsible or liable for any loss or damage arising from the shut down or disconnection of any of the aforesaid;

(f) The Landlord reserves itself all light, air, support and other easements and the right to break and enter into the Demised Premises in case of any emergency or during the fire drills authorised by the Landlord and also the right to enter into the Demised Premises after reasonable notice to the Tenant in order to use or deal with such premises adjoining or near the Demised Premises in such manner as the Landlord may in its absolute discretion think fit notwithstanding that by so doing the access of light or air to the Demised Premises or any other liberty easement, right or advantage belonging to the Tenant may thereby be diminished or interfered with or prejudicially affected (but not so as to interfere unreasonably with the Tenant's use and enjoyment of the Demised Premises).

## 9. NEGLIGENCE

9.1 IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances including negligence or omission be liable to the Tenant or any other person whatsoever: -

(a) for loss of profit or business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts, air-conditioning system, electric power or water supplies serving the Building;

(b) for any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience, caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of a connected with any escape of fumes, smoke, fire or any other substance or thing of the overflow of water from anywhere within the Building or in any way attributable to fire, storm, tempest, flood, act of God or other inevitable accident; or

(c) For the security or safekeeping of the Demised Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen shall not create any obligation on the part of the Landlord as to the security of the Demised Premises or any contents therein and the responsibility for the safety of the Demised Premises and the contents thereof shall at all times rest with the Tenant.

## 10. OPTION TO RENEW

10.1 If the Tenant shall be desirous of continuing the tenancy herein granted for a further term of three (3) years at the expiration of the Term (hereinafter called the "**Second Term**") and shall not less than six (6) months before the expiration of the Term have given to the Landlord a notice in writing of such its desire and shall have paid the Rent reserved and performed the several stipulations and covenants herein contained and on its part to be observed, then the Landlord shall further let the Demised Premises to the Tenant for a further term of three (3) years at the rental to be determined in accordance with Clause 9.2 hereof upon the like terms and conditions as herein contained or such variations or modifications as may be decided by the Landlord except for this Clause 9 for renewal.

10.2 (a) The monthly rental for the Second Term of the tenancy (hereinafter called "**the revised rental**") shall be mutually determined by the Landlord and the Tenant at least three (3) months before the expiration of the Term which shall be based on the then prevailing market rental in the Building and other similar office buildings.

(b) In the event of a failure of agreement with respect of the rental of the Second Term between the parties hereto, the rental of the Second Term shall be determined, taking into account the prevailing market rentals in the vicinity of the Demised Premises, by a reputable and registered chartered valuer appointed by the Landlord and a reputable and registered chartered valuer appointed by the Tenant. The revised rental shall be the average of the rental determined by both the said registered

2b ✗

chartered valuers appointed by the Landlord and the Tenant. Each party shall bear the costs of the fees and expenses incurred by the registered chartered valuer appointed by that party. The decision of the appointed valuers shall be final and conclusive and shall be binding upon both parties hereto. In so acting, such valuers shall be deemed to have acted as experts and not as arbitrators.

10.3 Notwithstanding Clause 10.2, in the event the Tenant shall fail to sign the agreement for the Second Term within the said six (6) months' period before the expiration of the respective preceding term stipulated above, then the option granted under Clause 10.1 respectively shall lapse and the Landlord shall be free of all obligations whatsoever to grant to the Tenant a further tenancy

## 11. DEFAULT

11.1 The Landlord and the Tenant hereby agree that:-

(a) if the Rent hereby reserved or any part thereof payable to the Landlord or any part thereof shall be unpaid for a period of seven (7) days after any of the same shall have become due and payable in accordance with the covenants for payment herein contained (although no formal or legal demand shall have been made therefor); or
(b) if the Tenant commits, permits or suffers to occur any breach or default in the due and punctual observance and performance of any of the covenants, obligations and provisions of this Agreement; or
(c) if any distress or execution proceedings is levied against the Tenant;
(d) if the Tenant commits any act of bankruptcy or becomes a bankrupt or if the Tenant is a corporation, a winding-up petition is presented against it otherwise upon reconstruction or amalgamation; or
(e) if the Tenant shall make an assignment for the benefit of or enter into any scheme of composition or arrangement with the Tenant's creditors;

it shall be lawful for the Landlord at any time thereafter to serve a notice upon the Tenant and it is hereby mutually agreed that a reasonable time in which to remedy the breach if the breach is capable of remedy is fourteen (14) days and on the expiration of the period specified in the said forfeiture notice without the breach complained of having been remedied the Landlord shall forthwith be at liberty to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this Tenancy shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of the Tenant's covenants herein contained.

11.2 Without prejudice to the right powers and remedies of the Landlord otherwise under this Agreement, the Tenant will pay to the Landlord interest at the rate of fifteen (15) per cent per annum on any monies due but unpaid for seven (7) days by the Tenant to the Landlord on any account whatsoever pursuant to this Agreement such interest to be computed from the 8th day for the payment of such monies in respect of which interest is chargeable until the date of payment thereof as well after as before any judgement and to be recoverable in like manner as rent in arrears.

## 12. PREMATURE DETERMINATION OF TENANCY

(a) If the Tenant shall determine or otherwise abandon the tenancy of the Demised Premises at any time prior to the expiration of the term hereby granted then and in such event the Tenant, at its discretion, shall settle the rent for the unexpired term of the Tenancy or secure a replacement tenant acceptable to the Landlord (at the Landlord's sole and absolute discretion) to take up the balance term of the tenancy of the Demised Premises. In the event that the rental sum to be paid by the replacement tenant is less than the rental sum due under this Tenancy, the Tenant shall be liable for and shall settle the difference between the rental sum due under this Tenancy and the rental sum to be paid by the replacement tenant.

(b) In the event that a replacement tenant acceptable to the Landlord is not secured for the Demised Premises, in addition to and without prejudice to the rights powers and remedies granted herein or by law conferred upon the Landlord against the Tenant for breach of contract, the Landlord shall be entitled to forfeit the whole of the Deposit referred to in Clause 3 hereof; and/or claim the rent due for the balance of the unexpired term. If the Landlord claims the rent due for the balance of the unexpired term, credit will be given for any Deposit forfeited from the sums received for rent due for the balance of the unexpired term. If the sums received for rent due for the balance of the unexpired term is less than the expected rent for the balance of the unexpired term, the Deposit forfeited shall be used to settle the said difference.

(c) Notwithstanding anything herein, the Tenant shall be liable for all costs arising directly or indirectly from such premature determination.

## 13. CHANGES OR MODIFICATIONS TO PARTITIONS OF DEMISED PREMISES

13.1 If as a result of the introduction or implementation of any new laws, by-laws, rules or regulations or the amendment of existing laws, by-laws or regulations by the appropriate authority or authorities requiring any changes or modifications to the partitions carried out by the Tenant to the Demised Premises the Tenant shall forthwith upon notice from the Landlord proceed to change or modify the partitions of the Demised Premises to comply with the requirements from the appropriate authority or authorities failing which the Landlord shall attend to the changes or modifications and all costs and expenses expended by the Landlord shall be a debt due by the Tenant to the Landlord and shall be recoverable by action.

## 14. CHANGES OR MODIFICATIONS TO MECHANICAL AND ELECTRICAL SERVICES

14.1 Any amendment and modification to the mechanical and electrical services to the Demised Premises may be made with the consent of the Landlord and provided such consent not to be reasonably withheld and provided such amendment or modifications shall first be approved by consultants appointed by the Landlord or consultants appointed by the Tenant and approved by the Landlord. The Tenant shall bear all the cost and expenses incurred for the amendment and modification to the mechanical and electrical services including the consultant's fees.

**15. POSITION OF DEMISED PREMISES**

15.1 It is hereby agreed and declared between the Landlord and the Tenant that the position of the Demised Premises in relation to the other units as shown in the floor plan and the measurements boundaries and area of the Demised Premises as given herein are believed but are not guaranteed to be correct. The Demised Premises has been staked out in accordance with the floor plan and has been open to the inspection of the Tenant and shall not be the subject of any claims/dispute. The centre line of all party walls shall be used in all measurements. When the wall is not a party wall, the inner point of the exterior wall or the glass line whichever is the greater shall be used in all measurements. For the purpose of the calculation of the Rent, the area stated for the Demised Premises in Recital B hereof shall be final and conclusive between the Landlord and the Tenant.

**16. NO MONOPOLY**

16.1 Nothing herein contained shall be construed as implying that the Tenant shall have or may except a monopoly in its class of business in the Building or any restriction in the number of tenants carrying on the same class of business in the Building.

**17. TERMS AFFECTING OTHER TENANTS**

17.1 Nothing herein contained shall confer on the Tenant any right to enforce any covenant or agreement relating to other portions of the Building demised by the Landlord or limit or affect the right of the Landlord in respect of any such other premises to deal with the same and impose and vary such terms and conditions in respect thereof in any manner as the Landlord may think fit.

**18. FAILURE TO YIELD PREMISES**

18.1 Without prejudice to any other right the Landlord may have against the Tenant, if the Tenant upon the expiry or the sooner termination of the Tenancy as aforesaid fails, refuses and/or neglects to yield up vacate the Premises, the Tenant shall pay to the Landlord as agreed liquidated damages a sum equivalent to two times the amount of the Rent or the current market rental of the Demised Premises, whichever is higher for each day's delay.

18.2 The demand and or receipt of such liquidated damages shall be without prejudice to the Landlord's right to evict the Tenant or to take proceedings to enforce the other rights of the Landlord contained in this Agreement.

**19. DAMAGE OF DEMISED PREMISES**

19.1 In the event of the Demised Premises or any part thereof or the Building or any part thereof at any time during the term hereby created being so damaged or destroyed by fire as to render the Demised Premises unfit for use or access thereto impossible then (save and except where such fire has been caused by the default or negligence of the Tenant or his employees or agents) the Rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date of the happening of the event until the Demised Premises shall

again be rendered fit for occupation and use or until access thereto may be obtained as the case may be and any dispute concerning this paragraph shall be determined by a single arbitrator in accordance with the Arbitration Act, 1952 (Revised 1972) or any statutory enactment in that behalf for the time being in force PROVIDED ALWAYS that if the Landlord in its absolute discretion after due consideration and recommendation by the relevant consultant does not desire to continue with this Agreement the Landlord shall be entitled to terminate this Tenancy by giving sixty (60) days notice in writing to the Tenant and upon such termination the Tenant shall peacefully and quietly surrender leave and yield up possession of the Demised Premises to the Landlord and save in respect of any antecedent breach by the Tenant neither of the parties hereto shall have any further claims whatsoever against the other.

## 20. COSTS

20.1 The Tenant shall pay all stamp duty and all other disbursements and out-of-pocket expenses incurred in the preparation completion and registration (if required) of this Agreement. The Tenant shall also be liable for solicitor and client costs in respect of legal proceedings instituted by the Landlord against the Tenant in the enforcement of any of the provisions of this Agreement. Each party shall bear their own solicitors' fees and costs in connection with the preparation of this Agreement.

## 21. COMPLIANCE WITH LAW

21.1 The Tenant shall observe and comply with any conditions and covenants binding upon the Building or upon the Landlord or otherwise howsoever in respect of the Building and shall not do or omit or suffer to be done or omitted and act matter or thing in on or respecting the Demised Premises which will contravene any provisions of any Act, Ordinance, Enactment, Order, rule, regulation or by-law affecting the same and shall at all times hereafter indemnify and keep indemnified the Landlord against all actions proceedings costs expenses claims and demands in respect of any such act matter or thing done or omitted to be done in contravention of any of the said provisions.

## 22. WAIVER AND INDULGENCE

22.1 No failure or delay on the part of the Landlord in exercising nor any omission to exercise any right power privilege or remedy accruing to the Landlord hereunder upon any default breach or omission on the part of the Tenant shall impair any right power privilege or remedy or be construed as a waiver thereof or an acquiescence in such default breach or omission, nor shall any action by the Landlord in respect of any default breach or omission or any acquiescence in any such default breach or omission affect or impair any right power privilege or remedy of the Landlord in respect of any other or subsequent default breach or omission. Acceptance of the Rent (which is inclusive of Service Charges) hereby reserved by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of a breach by the Tenant of any of the Tenant's obligations.

**23. SEVERABILITY**

23.1 If at any time any provision condition term stipulation or covenant of this Agreement is or become illegal, void, invalid, prohibited or unenforceable in any respect the same shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability without invalidating in any manner whatsoever the remaining provisions hereof.

**24. TIME ESSENCE OF AGREEMENT**

24.1. Time shall be the essence of this Agreement in relation to all the provisions of this Agreement and in particular to the payment of all moneys due from the Tenant to the Landlord under this Agreement.

**25. SERVICE OF NOTICE AND DEMANDS**

25.1 Notices or demands hereunder may be given or made by the Landlord to the Tenant by letter addressed to the Tenant and sent by prepaid post (by ordinary or registered mail) to or left at the above stated address of the Tenant or his last known address or his address for service in Malaysia and every notice or demand so given or made shall be deemed to have been sufficiently served on the Tenant if it is so left at the above stated address or the last known address of the Tenant or his address for service in Malaysia or so sent by prepaid post (by ordinary or registered mail) to such address and in the last mentioned case the service shall be deemed to be made and served three (3) days after posting and all notices by the Tenant to the Landlord shall be by prepaid registered post addressed to the last know business address of the Landlord.

**26. APPLICABLE LAW AND JURISDICTION**

26.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the parties hereto hereby agree that they shall submit to the non-exclusive jurisdiction of the Courts of the State of Malaya in all matters concerned with the obligations and liabilities of the parties hereto under or arising out of this Agreement and the service of any writ of summons or any legal process in respect of any such action or proceedings may be effected on the party concerned by forwarding a copy of the writ of summons, statement of claim or other legal process by prepaid registered post to their respective addresses as indicated herein or in such manner or mode as a court of competent jurisdiction may order or direct.

**27. EXEMPTIONS**

27.1 Notwithstanding anything herein contained: -

(a) the Landlord shall not be liable either to the Tenant or the Tenant's employees, agents, licensees or invitees for accidents happening or injuries sustained or for loss of or damage however caused to goods or chattels in the Demised Premises or any part thereof unless arising from the wilful default or negligence of the Landlord or that of any employees, agents or invitees of the Landlord;

(b) the Landlord shall not be liable to the Tenant or otherwise nor shall the Tenant have any claim against the Landlord in respect of any interruption in any of the services herein mentioned by reason of necessary repairs or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, flood, tempest, Act of God or other cause beyond the control of the Landlord or by reason of any mechanical or other defect or breakdown or by reason of a strike of workmen or others or a shortage of fuel, materials, labour or water.

## 28. DAMAGE BY TENANT

28.1 The Tenant further agrees that if any damage is caused to the Landlord or to any person whomsoever directly or indirectly through any defective or damaged condition of any part of the interior of the Demised Premises (including doors, windows and Landlord's fixtures) by an act or omission on the part of the Tenant, the Tenant shall be wholly responsible therefore and shall make good the same by payment or otherwise and shall save harmless and fully indemnify the Landlord against all claims, demands, actions, legal proceedings and prosecutions whatsoever made upon or instituted against the Landlord by any person or authority in respect thereof.

## 29. ACTS OF TENANT'S EMPLOYEES AND AGENTS

29.1 For the purposes of these presents any acts, default or omission of the employees or agents of the Tenant shall be deemed to be the act default or omission of the Tenant.

## 30. COMPLAINTS

30.1 Subject to Clause 7(f) and Clause 29 hereof all the security services and employees of the Landlord in connection with the Demised Premises shall be under the supervision and control of the Landlord and or the Landlord's duly appointed agents to whom all complaints with regard to any such security services or employees shall be made.

## 31. PARKING ARRANGEMENTS

31.1 The parking of vehicles including motor vehicles, motorcycles, scooters and bicycles in the parking areas in the Building and surrounding the Building shall be the subject of a separate arrangement or licence (if any) between the Landlord or any other Third Party and the Tenant and shall not be deemed or construed as forming part of this tenancy.

## 32. ASSIGNMENT

32.1 The Landlord shall be entitled to assign all its rights title interest and obligations under this Agreement to any party as it deems fit and the Tenant hereby consents to and agrees to be bound by such assignment.

## 33. BINDING ON SUCCESSORS-IN-TITLE AND PERMITTED ASSIGNS

33.1 This Agreement shall be binding upon the successors-in-title and permitted assigns of the Landlord and the heirs personal representatives' successors-in-title of the Tenant.

## 34. LETTER OF OFFER

34.1 This Tenancy shall also be subject to the terms and conditions in the Letter of Offer dated 25th May 2020 from the Landlord to the Tenant (a copy of which is annexed hereto and marked "Appendix A") and where there is any inconsistency between the said Letter of Offer and this Agreement, the said Letter of Offer and the subsequent correspondence shall prevail.

*(The Rest of the Page is Intentionally Left Blank)*

# SCHEDULE

**(Which is to be taken, read, construed as an essential part of this Agreement)**

| SECTION NO | ITEMS | PARTICULARS |
|---|---|---|
| 1 | Date of Agreement | 1st June 2020 |
| 2 | Description of the Landlord | Name : **TOGL TECHNOLOGY SDN. BHD.**<br>Company No : **1248393-W**<br>Address : G/F,Block D,Soho 2, Empire Damansara, Jalan PJU 8/8A, Damansara Perdana, 47820 Petaling Jaya, Selangor, Malaysia |
| 3 | Description of the Tenant | Name : **EOSTRE SDN. BHD.**<br>Company No : 1328516-T<br>Address : D-B1-01 & D-B3-01, Soho 2, Empire Damansara, Jalan PJU 8/8A, Damansara Perdana, 47820, Petaling Jaya, Selangor. |
| 4 | Description of the Demised Premises | Level Basement 1 of the Small Office Hip Offices (SOHO) known as SOHO 2, EMPIRE DAMANSARA measuring approximately **4,370** square feet in total built up area and bearing the Postal Address of :<br>Level Basement 1<br>SOHO 2<br>Empire Damansara<br>No.2, Jalan PJU 8/8A,<br>Damansara Perdana,<br>PJU 8, Petaling Jaya,<br>47820 Selangor Darul Ehsan. |
| 5 (a) | Term | Three (3) years |

**TENANCY AGREEMENT**

**Pareel : Level Basement 1**

**Located at : Soho 2, Empire Damansara**

| | | |
|---|---|---|
| 5 (b) | Commencing Date | 1st June 2020 |
| 5 (c) | Determination Date | 31st May 2023 |
| 6 | Security Deposits | Five (5) month's Rental amounting to total RM93,955.00 |
| 7 (a) | Monthly Rental | **RM18,791.00** per month (RM4.30 per sq. ft) (exclude utility fee) |
| 7 (b) | Due On | 7th of every month |
| 8 | Utility Deposits | One (1) month rental amounting to RM18,791.00 |
| 9 | Use of Demised Premises | Administrative Office |

*(The Rest of the Page is Intentionally Left Blank)*

26 ✗

# APPENDIX A

## - LETTER OF OFFER -

TOGL
TECHNOLOGY

Our Ref. : TOGL/Legal/Tenancy/EDS2/LB1

25th May 2020

**EOSTRE SDN. BHD.**

D-B1-01 & D-B3-01, Soho 2,
Empire Damansara, Jalan PJU 8/8A,
Damansara Perdana, 47820,
Petaling Jaya, Selangor.

***Attn : Ms. Jia***

Dear Sir

**LETTER OF OFFER OF TENANCY**

| | | |
|---|---|---|
| **LANDLORD** | **:** | **TOGL TECHNOLOGY SDN. BHD. (Company No: 1248393-W)** |
| **TENANT** | **:** | **EOSTRE SDN. BHD.** |
| **PREMISE** | **:** | **Level Basement 1, SOHO 2, Empire Damansara** |

We refer to your acceptance to our offer of tenancy for Premise, Level Basement 1, SOHO 2, Empire Damansara, below is the general terms that would be entered into the Tenancy Agreement.

| | |
|---|---|
| 1. Tenant | : **EOSTRE SDN BHD (Company No. 1328516-T)** |
| 2. Premises | : Level Basement 1, SOHO 2, Empire Damansara |
| 3. Area | : 4,370 square feet |
| 4. Commencement of Tenancy | : 1st June 2020 |
| 5. Tenancy Period | : Three (3) years (1st June 2020 to 31st May 2023); with an option to renew for another term of three (3) years at revised Rental. |
| 6. Rental Rate | : RM18,791.00 per month or RM4.30 per sq. ft. per month (exclude utility) |
| 7. Rent Review | : At the expiration of three (3) years and provided the Tenant exercise its rights renew the tenancy; the Rate shall be reviewed subject to the open market rent prevailing at the renewal date. |
| 8. Mode of Payment | : Monthly in advance |
| 9. Security Deposit | : Five (5) month rental rate at total RM93,955.00. |
| 10. Utility Deposit | : One (1) month rental rate at RM18,791.00 |

TOGL
TECHNOLOGY

| | |
|---|---|
| 11.Use of Premises | : Administrative Office<br><br>To use the premises only for the purpose mentioned above and in breach thereof, without limitation and without prejudice to any other rights and remedies available to us, you are liable to indemnify us for any loss or damage and/or expenses incurred by us. |
| 12.Stamp Duty | : Stamp duty for Agreement is to be borne and paid by the Tenant. Each Party shall bear its own solicitors legal fee in this proposed transaction. |
| 13.Late Payment Interest | : Rental and other payments are to be made within the first seven (7) days of every calendar month; failing which, interest of fifteen (15%) per cent per annum will be levied on any sum in arrears calculated on a daily basis with effect from the 8th day of the month until the actual date of payment. |
| 14.Electricity Supply | : Subject to separate contract with TNB. Tenant is responsible for the electricity consumed within the tenanted area |
| 15.Car Park | : Subject to a separate arrangement/agreement between the car park operator and the Tenant. The parking charges for the above car park bays are to be determined by the car park operator. |
| 16.Reinstatement | : The Tenant shall upon determination of the tenancy ensure that the Premises is in good and tenantable condition (fair wear and tear excepted) and remove all the Tenant's fixtures, fittings and partitions and restore the Demised Premises its original condition prior to renovation being made by the Tenant. |

Kindly indicate your acceptance to the above offer by signing and returning the duplicate copy of this letter by **27th May 2020.**

Your acceptance of our offer herein shall constitute a valid contract binding on you and **TOGL TECHNOLOGY SDN. BHD.** as if an agreement under any law relating to tenancy has been properly constituted and executed.

TOGL
TECHNOLOGY

Enclosed please find the Tenancy Agreement in duplicate for your execution and attestation of the same before an adult witness. Please return the same together with the duly accepted copy of this offer letter for our further action.

Thank you.

Yours faithfully
**TOGL TECHNOLOGY SDN. BHD.**

TOGL TECHNOLOGY SDN. BHD. 1248393-W

x

**EDWARD NG BOON CHEE**
**Director**

**CONFIRMATION**

I/We, **EOSTRE SDN. BHD. (Company No: 1328516-T)**, hereby confirm and agree to all the above terms and conditions.

x

Signature

Company Stamp

EOSTRE SDN BHD 1328516-T

Name : AHMAD HIZAR BIN ZAINOL ABIDIN
Designation : DIRECTOR
Date : 2 6 MAY 2020

TENANCY AGREEMENT

**Parcel : Level Basement 1**

**Located at : Soho 2, Empire Damansara**

**IN WITNESS WHEREOF** the parties hereto have hereunto set their hands the day and year first above written.

**SIGNED BY**

For and on behalf of Landlord )
**TOGL TECHNOLOGY SDN. BHD.** )
**(COMPANY NO: 1248393-W)** )

×......................................................

Name : NG BOON CHEE

Designation : DIRECTOR

In the presence of: -

......................................................

Name : THYE CHEOW JUAN

**SIGNED BY**

For and on behalf of Tenant )
**EOSTRE SDN. BHD.** )
**(COMPANY NO: 1328516-T)** )

×......................................................

Name : AHMAD HIZAR BIN ZAINOL ABIDIN

Designation : DIRECTOR

In the presence of: -

......................................................

Name : CHAM YEE YEAN